A Special Meeting of Shareholders ("Meeting") of the Fifth Third
Michigan Municipal Bond Fund, a series of Fifth Third Funds was held on November 19, 2008. The purpose of the Meeting was to ask shareholders to consider the following proposal.

Proposal. A proposal seeking approval of an agreement and plan of reorganization between the Trust, on behalf of Fifth Third Michigan Municipal Bond Fund, and Intermediate Municipal Trust, Federated Municipal Securities Income Trust or Money Market obligations Trust on behalf of a corresponding Federated
Trust series, all as more described in the proxy statement.

The results of the votes are set forth below.

	        No. of Shares
For  		3,830,999.02
Against  	    2,151.00
Abstain  	    1,276.64

_______________________
A Special Meeting of Shareholders of the Fifth Third
Ohio Municipal Bond Fund, a series of Fifth Third Funds was held on November 19, 2008. The purpose of the Meeting was to ask shareholders to consider the following proposal.

Proposal. A proposal seeking approval of an agreement and plan of reorganization between the Trust, on behalf of Fifth Third Ohio Municipal Bond Fund, and Intermediate Municipal Trust, Federated Municipal Securities Income Trust or Money Market Obligations Trust on behalf of a corresponding Federated Trust Series, all as more fully described in the proxy statement.

The results of the votes are set forth below.

	        No. of Shares
For  		7,939,357.00
Against  	        0.00
Abstain  	   10,412.95

________________________
A Special Meeting of Shareholders of the Fifth Third
Municipal Bond Fund, a series of Fifth Third Funds was held on November 19, 2008. The purpose of the Meeting was to ask shareholders to consider the following proposal.

Proposal. A proposal seeking approval of an agreement and plan of reorganization between the Trust, on behalf of Fifth Third Municipal Bond Fund ("Fifth Third Fund"), and Intermediate Municipal Trust, Federated Municipal Securities Income Trust or Money Market Obligations Trust (collectively, "Federated Trust"), all as more fully described in the proxy statement.

The results of the votes are set forth below.

	        No. of Shares
For  		3,809,047.10
Against  	   21,107.15
Abstain  	   76,519.57

___________________________
A Special Meeting of Shareholders of the Fifth Third
Intermediate Municipal Bond Fund, a series of Fifth Third Funds was held on November 19, 2008. The purpose of the Meeting was to ask shareholders to consider the following proposal.

Proposal. A proposal seeking approval of an agreement and plan of reorganization between the Trust, on behalf of Fifth Third Intermediate Municipal Bond Fund ("Fifth Third Fund"), and Intermediate Municipal Trust, Federated Municipal Securities Income Trust or Money Market Obligations Trust (collectively, "Federated Trust"), all as more fully described in the proxy statement.

The results of the votes are set forth below.

	        No. of Shares
For  		12,472,519.27
Against  	     9,127.54
Abstain  	         0.00

___________________________
A Special Meeting of Shareholders of the Fifth Third
Michigan Municipal Money Market Fund, a series of Fifth Third
Funds was held on November 19, 2008. The purpose of the Meeting was to ask shareholders to consider the following proposal.

Proposal. A proposal seeking approval of an agreement and plan of reorganization between the Trust, on behalf of Fifth Third Michigan Municipal Money Market Fund ("Fifth Third Fund"), and Intermediate Municipal Trust, Federated Municipal Securities Income Trust or Money Market Obligations Trust (collectively, "Federated Trust"), all as more fully described in the proxy statement.

The results of the votes are set forth below.

	        No. of Shares
For  		183,236,977.00
Against  	    429,656.00
Abstain  	     29,852.00

___________________________
A Special Meeting of Shareholders of the Fifth Third
Municipal Money Market Fund, a series of Fifth Third Funds was held on November 19, 2008. The purpose of the Meeting was to ask shareholders to consider the following proposal.

Proposal. A proposal seeking approval of an agreement and plan of reorganization between the Trust, on behalf of Fifth Third Municipal Money Market Fund ("Fifth Third Fund"), and Intermediate Municipal Trust, Federated Municipal Securities Income Trust or Money Market Obligations Trust (collectively, "Federated Trust"), all as more fully described in the proxy statement.

The results of the votes are set forth below.

	        No. of Shares
For  		339,362,062.27
Against  	  1,370,607.98
Abstain  	    257,286.30